Exhibit 99.1

True Nature Signs Letter of Intent to Acquire Third Atlanta Compounder

Innovation Compounding’s Founder Is Slated For Board Role, COO Slot

MAY 23, 2016 - Atlanta, Georgia - True Nature Holding, Inc. (OTCQB:TNTY, “the Company”) today announced that it has entered into a letter of intent for the acquisition of Innovation Compounding, based in Kennesaw, Georgia, a suburb of Atlanta. Dr. Shawn Hodges, founder of Innovation, has been offered the position of Chief Operating Officer and a position on the Board of Directors of the Company, subject to approval.

Innovation Compounding is a compounding pharmacy that supports over 1,400 prescribers, 17,000 patients and 43,000 prescriptions annually. Their product specialties include men’s and women’s health, pain management, weight loss management, allergy treatments and nutritional therapy. Their corporate web site is: http://innovationcompounding.com

Dr. Hodges graduated with a Doctorate in Pharmacy from Texas Tech University School of Pharmacy in 2001. Upon graduation, he was awarded a one-year fellowship program with Eli Lilly where he researched the drug approval process by serving as a regulatory liaison between FDA and Lilly. “We see Dr. Hodges playing a key role in our growth plans in both operations, and product development. His insight and market knowledge has led to a large and growing product set, which we believe will create increased revenues as we move toward a national marketing presence from the current regional emphasis,” said Steve Keaveney, CEO of True Nature.

“The consolidation of the compounding marketplace will create profitable opportunities for those well capitalized companies who can acquire the product sales that had previously gone to the smaller operators. With an emphasis on quality, well qualified staff and customer service, we feel we are well positioned to expand now and build a broader national presence,” explained Dr. Hodges. “Having the chance to join True Nature is a great opportunity. I am fully committed to the success of the Company for the benefit of all shareholders.”

The acquisition is a combination of cash and stock and subject to general due diligence requirements as well as approval of the Board of Directors, and transfer of the licenses held by Innovation or their staff. The transaction is expected to close by June 30, 2016.

The Company also stated that it is in discussion with other compounding pharmacies for potential acquisition. The Company intends to develop a network of compounding pharmacy operations, with both 503(a), or neighborhood pharmacy operators, and 503(b) companies, who can provide products for not just a single user but for stocking inventory at doctor’s offices and hospitals.

About True Nature Holding, Inc.: True Nature’s plans to acquire compounding pharmacies which have specialty formulations and are seeking a larger market. These pharmacies may serve both the human and veterinary markets. To achieve its goals, it intends to establish a national online pharmacy, True Nature Pharmacy, which will market its product mix through online distribution channels.

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

Contact:

For more information, please contact:

Stephen Keaveney

Chief Executive Officer

True Nature Holding, Inc.

404-254-6980